Exhibit 2c
    _____________________________________________________________






               O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                        11,764,000 Shares
                          Common Stock




                     U.S. PURCHASE AGREEMENT




                         MERRILL LYNCH & CO.
                    WHEAT FIRST BUTCHER & SINGER
                    THE CHICAGO DEARBORN COMPANY
                    RAUSCHER PIERCE REFSNES, INC.


    _____________________________________________________________

                         11,764,000 Shares
               O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                     (a Delaware corporation)

                           Common Stock
                    (Par Value $1.00 Per Share)



                       U.S. PURCHASE AGREEMENT

                                                 January 26, 1994
    MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
    WHEAT FIRST BUTCHER & SINGER
    Wheat, First Securities, Inc.
    THE CHICAGO DEARBORN COMPANY
    RAUSCHER PIERCE REFSNES, INC.
      as U.S. Representatives of the
      several U.S. Underwriters
    c/o MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
      World Financial Center
      North Tower
      250 Vesey Street
      New York, New York  10281

    Dear Sirs:

              O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company"), and TE Electronics Inc., a Delaware corporation (the "Selling Stockholder"), confirm their agreement with you and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wheat, First Securities, Inc., The Chicago Dearborn Company and Rauscher Pierce Refsnes, Inc. are acting as U.S. representatives (in such capacity, Merrill Lynch, Wheat, First Securities, Inc., The Chicago Dearborn Company and Rauscher Pierce Refsnes, Inc. being hereinafter collectively referred to as the "U.S. Representatives"), with respect to (i) the sale by the Selling Stockholder and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company set forth in Schedule A hereto, together with the Preferred Stock Purchase Rights of the Company (the "Rights") associated with such shares, and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the U.S. Underwriters' pro rata portion of up to an additional 1,800,000 shares of Common Stock, together with the Rights associated with such shares, to cover over-allotments, in each case except as may otherwise be provided in the U.S. Pricing Agreement (as hereinafter defined). The 11,764,000 shares of Common Stock, together with the Rights associated with such shares, to be purchased by the U.S. Underwriters from the Selling Stockholder (the "Initial U.S. Securities") and all or any part of the U.S. Underwriters' pro rata portion of the 1,800,000 shares of Common Stock, together with the Rights associated with such shares, subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter collectively referred to as the "U.S. Securities."

              It is understood that the Company and the Selling Stockholder are concurrently entering into an International Purchase Agreement of even date herewith (the "International Purchase Agreement") with respect to (i) the sale by the Selling Stockholder of 3,000,000 shares of Common Stock, together with the Rights associated with such shares (the "Initial International Securities"), through arrangements with certain managing underwriters outside the United States and Canada (the "Managers"), for whom Merrill Lynch International Limited and UBS Limited are acting as lead managers (the "Lead Managers"), and (ii) the grant by the Company to the Managers of an option to purchase all or any part of the Managers' pro rata portion of up to an additional 1,800,000 shares of Common Stock, together with the Rights associated with such shares (the "International Option Securities"), to cover over-allotments, in each case except as may otherwise be provided in the International Pricing Agreement (as hereinafter defined). The Initial International Securities and the International Option Securities are hereinafter collectively referred to as the
    "International Securities."   It is understood that the U.S.
    Underwriters are not obligated to purchase any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the Managers.

              The U.S. Underwriters and the Managers are hereinafter collectively referred to as the "Underwriters." The Initial U.S. Securities and the Initial International Securities are hereinafter collectively referred to as the "Initial Securities." The U.S. Option Securities and the International Option Securities are hereinafter collectively referred to as the "Option Securities." The U.S. Securities and the International Securities are hereinafter collectively referred to as the "Securities." Unless the context otherwise requires, all references contained herein to the Initial U.S. Securities, the U.S. Option Securities, the U.S. Securities, the Initial International Securities, the International Option Securities, the International Securities, the Initial Securities, the Option Securities and the Securities shall include the respective numbers of shares of Common Stock set forth above, together with the Rights associated with such shares.

              The Company and the Selling Stockholder understand that the Underwriters are concurrently entering into an Intersyndicate Agreement of even date herewith providing for the coordination of certain transactions among the Underwriters under the direction of the U.S. Representatives and Lead Managers.

              Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Company, the Selling Stockholder and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Stockholder and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Securities will be governed by this Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate, and all references to "this Agreement" or "herein" shall be deemed to include, the U.S. Pricing Agreement, unless the context requires otherwise.
    The initial public offering price and the purchase price with respect to the International Securities shall be set forth in a separate instrument (the "International Pricing Agreement"), the form of which is attached to the International Purchase Agreement. The price per share for the International Securities to be purchased by the Managers pursuant to the International Purchase Agreement shall be identical to the price per share for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.

          The Company has filed with the United States
    Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Commission File No. 33-72120) to effect the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. Such registration statement includes two forms of prospectus for use in connection with the offering and sale of the
    Securities: the U.S. prospectus, for use in connection with the offering and sale of Securities in the United States and Canada to United States and Canadian persons and the international prospectus, for use in connection with the offering and sale of Securities outside the United States and Canada to persons other than United States and Canadian persons. The U.S. prospectus and international prospectus are identical except that they contain different outside front and outside back cover pages and different sections under the caption "Underwriting" and the international prospectus contains an additional section under the caption "Certain United States Tax Consequences to Non-United States Holders." Such registration statement also includes a third form of prospectus relating to a separate offering of 236,000 shares of Common Stock, together with the Rights associated with such shares, to certain members of the Company's management and their affiliates. Such registration statement (as amended, if applicable) and the prospectuses constituting a part thereof at the time such registration statement becomes effective (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, is hereinafter referred to as the "Registration Statement." The U.S. prospectus and the international prospectus in the respective forms included in the Registration Statement are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus," except that if any revised prospectuses shall be provided to the U.S. Underwriters or the Managers by the Company for use in connection with the offering of the Securities which differ from the prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectuses are required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "U.S. Prospectus" and "International Prospectus" shall refer to such revised prospectuses from and after the time they are first provided to the U.S. Underwriters or the Managers for such use. The U.S. Prospectus and the International Prospectus are hereinafter referred to collectively as the "Prospectuses" and, each individually, as a "Prospectus." The prospectus relating to the separate offering of 236,000 shares of Common Stock and associated Rights to certain members of the Company's management and their affiliates in the form included in the Registration Statement is hereinafter referred to as the "Management Prospectus."

              The Company and the Selling Stockholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after the Registration Statement becomes effective and the U.S. Pricing Agreement has been executed and delivered.

              SECTION 1.  Representations and Warranties.

                   (a)  The Company and the Selling Stockholder
              jointly and severally represent and warrant to each of the U.S. Underwriters (except that the Selling Stockholder does not make any representation or warranty with respect to the matters addressed by clauses (xii), (xvi), (xvii), (xviii) and (xxi) below) as of the date hereof and as of the date of the U.S. Pricing Agreement (such latter date being hereinafter referred to as the "U.S. Representation Date") as follows:

                   (i)  At the time the Registration Statement
              becomes effective and at the U.S. Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses, at the U.S. Representation Date (unless the term "Prospectuses" refers to prospectuses which have been provided to the U.S. Underwriters and the Managers by the Company for use in connection with the offering of the Securities which differ from the prospectuses on file at the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectuses are first provided to the U.S. Underwriters and the Managers for such use) and at Closing Time (as hereinafter defined) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectuses.

                   (ii)  Price Waterhouse, the accountants who
              reported on the combined financial statements included in the Registration Statement and the Prospectuses are independent public accountants with respect to the Company and its Subsidiaries (as hereinafter defined) as required by the 1933 Act and the 1933 Act Regulations.

                   (iii)  The combined financial statements,
              including the notes thereto, included in the Registration Statement and the Prospectuses present fairly the combined financial position of the Company and its Subsidiaries as at the dates indicated and the combined results of operations and cash flows for the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; there are no supporting schedules required to be included in the Registration Statement pursuant to the 1933 Act or the 1933 Act Regulations (other than schedules which have been ommitted therefrom because the required information is included in the combined financial statements, including the notes thereto, included in the Registration Statement and the Prospectuses).

                   (iv)  The pro forma financial information
              included in the Registration Statement and the Prospectuses has been prepared in all material respects in accordance with the applicable rules and regulations of the Commission with respect to pro forma financial statements, presents fairly the information included therein and has been properly compiled on the pro forma basis described therein; in the opinion of the Company and the Selling Stockholder, the assumptions used in the preparation of such pro forma financial information are reasonable and the adjustments made thereto are appropriate to give effect to the transactions and events referred to therein.

                   (v)  Since the respective dates as of which
              information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or expressly contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than the reorganization transactions to be consummated prior to or at Closing Time as described in the Prospectuses under the caption "Certain Transactions --Reorganization Transactions" and other transactions entered into in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and
              (C) except for (1) the dividend in the amount of $40 million to be paid to the Selling Stockholder by Old O'Sullivan (as hereinafter defined) prior to Closing Time as described in the Prospectuses under the caption "Certain Transactions -- Reorganization Transactions, (2) the final adjusting payment, if any, to be made by the Company to Tandy as a result of the accounting of the stockholders' equity of the Company at Closing Time described in the Prospectuses under the caption "Certain Transactions -- The Reorganization" and (3) the dividend of one Right to be issued with respect to each share of Common Stock as described in the Prospectuses under the caption "Description of Capital Stock -- Stockholder Rights Plan," there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of their capital stock.

                   (vi)  The Company has been duly incorporated
              and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to have such corporate power or to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (vii) Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and each Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to have such corporate power or to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and, at Closing Time, will be validly issued, fully paid and nonassessable and will be owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except any such security interest, mortgage, pledge, lien, encumbrance, claim or equity that is disclosed in the Prospectuses.

                   (viii)  At Closing Time, the authorized,
              issued and outstanding capital stock of the Company will be as set forth in the Prospectuses under the column entitled "As Adjusted" under the caption "Capitalization;" the 100 shares of Common Stock heretofore issued by the Company to the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable; the 14,999,900 shares of Common Stock to be issued by the Company to the Selling Stockholder in accordance with the Stock Exchange Agreement (as hereinafter defined) have been duly authorized and, when issued and delivered by the Company in accordance with said agreement, will be validly issued, fully paid and nonassessable; the Option Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the International Purchase Agreement and, when issued and delivered by the Company in accordance with this Agreement and the International Purchase Agreement against payment of the consideration set forth herein and therein, will be validly issued, fully paid and nonassessable; the issuance of the Securities is not subject to any preemptive or other similar rights to subscribe for or purchase the same arising by operation of law, under the charter or bylaws of the Company or otherwise; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses; at Closing Time, the Rights associated with the shares of Common Stock to be sold or issued pursuant to this Agreement and the International Purchase Agreement will have been duly and validly authorized and, when the shares of Common Stock with which they are associated are sold or issued and delivered in accordance with this Agreement and the International Purchase Agreement, will be validly issued in accordance with the terms of the Rights Agreement, dated as of February 1, 1994, between the Company and The First National Bank of Boston, as Rights Agent, as amended; the Rights conform in all material respects to the statements relating thereto contained in the Prospectuses.

                   (ix) This Agreement has been duly authorized, executed and delivered by the Company and, at the U.S. Representation Date, the U.S. Pricing
              Agreement will be duly authorized, executed and delivered by the Company.

                   (x)  Neither the Company nor any of its
              Subsidiaries is in violation of its charter or bylaws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, except as disclosed in the Prospectuses and except for any such violations or defaults which would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; the execution, delivery and performance by the Company of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation by the Company of the transactions contemplated herein and therein will not conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, nor will such action result in any breach or violation of, or default under, the provisions of the charter or bylaws of the Company or any of its Subsidiaries or of any existing applicable law, administrative regulation or administrative or court decree, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not affect in any material respect the transactions contemplated by this Agreement or the International Purchase Agreement and would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xi)  No authorization, approval or consent
              of, or registration or filing with, any court or governmental authority or agency is required for the execution, delivery or performance by the Company of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement or the International Pricing Agreement or the consummation by the Company of the transactions contemplated herein and therein, except such as may be required under the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") or under the securities laws of any state or other jurisdiction.

                   (xii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or the Selling Stockholder, threatened against or affecting the Company or any of its Subsidiaries, except as disclosed in the Prospectuses, which (A) is required to be disclosed in the Registration Statement and the Prospectuses, (B) might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise or to materially and adversely affect their properties or assets or (C) might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectuses, including ordinary routine litigation incidental to their business, are, considered in the aggregate, not material.

                   (xiv)  There are no contracts or documents
              which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so described or filed.

                   (xv) Each of the Company and its Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, except insofar as the failure to file any such returns would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, and has paid all taxes due as shown thereon, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, there is no tax deficiency asserted against the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xvi)  The Company and its Subsidiaries have
              good and marketable title to all material properties and assets described in the Prospectuses as owned by them and valid, subsisting and enforceable leases for all of the material properties and assets, real or personal, described in the Prospectuses as leased by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those which (A) are described in the Prospectuses or (B) could not materially impair or interfere with the use currently made by the Company or its Subsidiaries of the properties or assets to which it applies or otherwise have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xvii)  The Company and its Subsidiaries own
              or possess, or can acquire on reasonable terms, adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") necessary to conduct the business now conducted by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights, except where such infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would not result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xviii)  The Company and its Subsidiaries
              possess such licenses, permits, consents, orders, certificates or authorizations issued by appropriate federal, state, foreign or local regulatory agencies or bodies as are necessary to conduct the business now operated by them as described in the Prospectuses, except as disclosed in the Prospectuses and except where the failure to possess such licenses, permits, consents, orders, certificates or authorizations would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xix)  Neither the Company nor any of its
              Subsidiaries is in violation of any existing applicable law, ordinance, governmental rule or regulation or court decree to which the Company or any of its Subsidiaries or any of their respective properties and assets are subject, except where such violation would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries has violated (A) any existing applicable foreign, federal, state or local law or regulation relating to the protection of human health and the environment, including, but not limited to, any such law pertaining to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (B) the terms of any licenses, permits, consents, orders, certificates or authorizations required of them under applicable Environmental Laws, (C) any federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or (D) any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except as disclosed in the Prospectus and except for any such violations which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xx)  The Company has reasonably concluded
              that, except as disclosed in the Prospectus, the costs and liabilities associated with compliance with Environmental Laws are not likely to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xxi)  The Company and its Subsidiaries
              maintain books and records and internal accounting controls which provide reasonable assurance that
              (A) transactions are executed in all material respects in accordance with management's general or specific authorization, (B) transactions are recorded in all material respects as necessary to permit preparation of their financial statements and to maintain accountability for their assets and
              (C) access to assets that are material to the Company or its Subsidiaries is permitted only in accordance with management's general or specific authorization.

                   (xxii)  At Closing Time, each of the
              Reorganization Agreements (as hereinafter defined) to which the Company or any of its Subsidiaries are or are proposed to be parties will be duly authorized, executed and delivered by the Company and each of its Subsidiaries (to the extent that each of them is proposed to be a party thereto). Substantially all of the assets to be transferred by Tandy Marketing Canada (as hereinafter defined) to Old O'Sullivan as described in the Prospectus have been transferred to Old O'Sullivan.

                   (xxiii)  The execution, delivery and
              performance by the Company and each of its Subsidiaries of the Reorganization Agreements to which each of them is a party or is proposed to be a party and the consummation by the Company and each of its Subsidiaries of the transactions contemplated therein will not conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any breach or violation of, or default under, the provisions of the charter or bylaws of the Company or any of its Subsidiaries or of any existing applicable law, administrative regulation or administrative or court decree, in each case, except as disclosed in the Prospectuses and except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (xxiv)  Neither the Company nor any of its
              Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                   (xxv)  The Company and its Subsidiaries have
              complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or any person or affiliate located in Cuba.

              (b) The Selling Stockholder further represents and warrants to each of the U.S. Underwriters as of the date hereof and as of the U.S. Representation Date as follows:

                   (i) At Closing Time, the Selling Stockholder will be the sole record and beneficial owner of the Initial Securities, and will have valid and marketable title to the Initial Securities, free and clear of any claim, lien, security interest, encumbrance, restriction on transfer or other defect in title; upon delivery of and payment for the Initial Securities pursuant to this Agreement and the International Purchase Agreement, the Underwriters will acquire valid and marketable title to the Initial Securities, free and clear of any claim, lien, security interest, encumbrance, restriction on transfer or other defect in title.

                   (ii) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and, at the U.S. Representation Date, the U.S. Pricing Agreement will be duly authorized, executed and delivered by the Selling Stockholder.

                   (iii) The execution, delivery and performance of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein and therein will not conflict with or constitute a breach or violation of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any breach or violation of, or default under, the provisions of the charter or bylaws of the Selling Stockholder or of any existing applicable law, administrative regulation or administrative or court decree.

                   (iv)  No authorization, approval or consent
              of, or registration or filing with, any court or governmental authority or agency is required for the execution, delivery or performance by the Selling Stockholder of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement or the International Pricing Agreement or the consummation by the Selling Stockholder of the transactions contemplated herein and therein, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or under the securities laws of any state or other jurisdiction.

                   (v)  At Closing Time, each of the
              Reorganization Agreements to which the Selling Stockholder is proposed to be a party will be duly authorized, executed and delivered by the Selling Stockholder; at Closing Time, each of the Reorganization Agreements to which the Selling Stockholder is proposed to be a party will constitute a valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms (except to the extent that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity, whether such principles are considered in a proceeding at law or in equity).

                   (vi) The execution, delivery and performance by the Selling Stockholder of the Reorganization Agreements to which the Selling Stockholder is or is proposed to be a party and the consummation by the Selling Stockholder of the transactions contemplated therein will not conflict with or constitute a breach or violation of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any breach or violation of, or default under, the provisions of the charter or bylaws of the Selling Stockholder or of any existing applicable law, administrative regulation or administrative or court decree, in each case, except as disclosed in the Prospectuses and except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not affect in any material respect the transactions contemplated by this Agreement or the International Purchase Agreement and would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Selling Stockholder and its subsidiaries considered as one enterprise.

              (c) Any certificate signed by any officer of the Company delivered to the U.S. Representatives or to counsel for the U.S. Underwriters under or in connection with this Agreement or at Closing Time or any Date of Delivery (as hereinafter defined) shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by any officer of the Selling Stockholder and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters under or in connection with this Agreement or at Closing Time or any Date of Delivery shall be deemed a representation and warranty by the Selling Stockholder to each U.S. Underwriter as to the matters covered thereby.

              SECTION 2.  Sale and Delivery to U.S. Underwriters;
    Reorganization Transactions; Closing.

              (a)  On the basis of the representations and
    warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share set forth in the U.S. Pricing Agreement, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter (except as otherwise provided in the U.S. Pricing Agreement), plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
    Section 10 hereof, subject, in each case, to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

                   (i)  If the Company has elected not to rely
              upon Rule 430A of the 1933 Act Regulations, the initial public offering price of the Securities and the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses will be filed before the Registration Statement becomes effective.

                   (ii) If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Company, the Selling Stockholder and the U.S. Representatives. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement among the Company, the Selling Stockholder and the U.S. Representatives and the Selling Stockholder. The initial public offering price per share and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. In the event that such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Stockholder and the U.S. Representatives. Notwithstanding the foregoing, the provisions of Sections 4(a), 6 and 7 hereof shall remain in effect following any such termination.

              (b)  In addition, on the basis of the
    representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company an aggregate of up to an additional 1,800,000 shares of Common Stock, together with the Rights associated with such shares, at the price per share set forth in the U.S. Pricing Agreement and the International Pricing Agreement, of which 1,440,000 shares and associated Rights shall be the pro rata portion for the U.S. Underwriters and 360,000 shares and associated Rights shall be the pro rata portion for the Managers. The option hereby granted will expire on the 30th day after the date the Registration Statement becomes effective or, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, the 30th day after the U.S. Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the U.S. Representatives and the Lead Managers to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising said option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the U.S. Representatives but shall be not earlier than two nor later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the U.S. Representatives and the Company. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter (plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial U.S. Securities (except as otherwise provided in the U.S. Pricing Agreement), subject, in each case, to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities. For purposes of this Agreement, the term "business day" means a day on which the New York Stock Exchange is open for trading.

              (c) The Selling Stockholder and the Company agree with the several Underwriters that, immediately prior to Closing Time, (i) the Selling Stockholder will transfer to the Company, in exchange for the issuance by the Company of 14,999,900 shares of Common Stock, together with the Rights associated with such shares (the receipt of which shares and associated Rights shall be subject to the obligations of the Selling Stockholder to sell the Initial Securities to the Underwriters pursuant to this Agreement and the International Purchase Agreement), all the issued and outstanding shares of capital stock of O'Sullivan Industries, Inc., a Delaware corporation and a wholly owned subsidiary of the Selling Stockholder ("Old O'Sullivan"), and (ii) the Company will accept such transfer and will issue such shares of Common Stock and associated Rights to the Selling Stockholder. The foregoing transactions will be effected in accordance with a Stock Exchange Agreement (the "Stock Exchange Agreement") to be entered into between the Selling Stockholder and the Company after the execution and delivery of this Agreement but prior to Closing Time. In addition, (i) Tandy Marketing (Canada) Ltd., an Alberta corporation ("Tandy Marketing Canada"), has transferred to Old O'Sullivan certain assets located in Canada that are used in connection with the business conducted by Old O'Sullivan, (ii) Tandy Corporation, the Selling Stockholder and the Company will enter into a Cross Indemnification Agreement (the "Cross Indemnification Agreement") prior to Closing Time pursuant to which the parties will agree to indemnify each other for certain claims and liabilities as specified therein, (iii) Tandy Corporation, the Selling Stockholder and the Company will enter in to a Tax Sharing and Tax Benefit Reimbursement Agreement (the "Tax Agreement") prior to Closing Time pursuant to which (A) the parties will agree upon the allocation of certain federal, state and local taxes of Old O'Sullivan (including any adjustments to such taxes), (B) Old O'Sullivan and Tandy Corporation will agree to make elections under Sections 338(g) and 338(h)(10) of the Internal Revenue Code of 1986, as amended, and (C) Old O'Sullivan will agree to pay to the Selling Stockholder, as additional purchase price under the Stock Exchange Agreement, amounts approximately equal to certain federal tax benefits related to the increase in the tax basis of Old O'Sullivan's assets resulting from the consummation of the transactions contemplated by the Stock Exchange Agreement and the Sections 338(g) and 338(h)(10) elections. The Stock Exchange Agreement, Cross Indemnification Agreement and Tax Agreement will be substantially in the respective forms filed as exhibits to the Registration Statement. The Stock Exchange Agreement, Cross Indemnification Agreement and Tax Agreement are hereinafter collectively referred to as the "Reorganization Agreements." Old O'Sullivan and each other direct or indirect subsidiary of the Company as of the Closing Time are hereinafter collectively referred to as the "Subsidiaries."

              (d)  Payment of the purchase price for, and
    delivery of certificates evidencing the Initial U.S. Securities to be purchased by the U.S. Underwriters shall be made at the office of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Selling Stockholder, at 9:00 a.m., Dallas, Texas time, on the fifth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the execution of the U.S. Pricing Agreement or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives, the Company and the Selling Stockholder (such time and date of payment and delivery being hereinafter referred to as "Closing Time"). In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned office of Baker & Botts, L.L.P., or at such other place as shall be mutually agreed upon by the U.S. Representatives and the Company, on each Date of Delivery as specified in the notice from the U.S. Representatives to the Company. Payment shall be made to the Selling Stockholder, with respect to the Initial U.S. Securities, and to the Company, with respect to any U.S. Option Securities, by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds payable to the order of the Selling Stockholder or the Company, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them.
    Certificates evidencing the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Securities which it has agreed to purchase. The U.S. Representatives, individually and not as representatives of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the U.S. Securities to be purchased by any U.S. Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates evidencing the Initial U.S. Securities and the U.S. Option Securities to be purchased by the U.S. Underwriters will be made available in New York City for examination and packaging by the U.S. Representatives not later than 10:00 a.m. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

              SECTION 3.  Certain Covenants of the Company.  The
    Company covenants with each of the U.S. Underwriters asfollows:

              (a) If the Company has elected not to rely upon Rule 430A of the 1933 Act Regulations, the Company will promptly prepare and file with the Commission an amendment to the Registration Statement that sets forth the information specified in Section 2(a)(i) hereof and will make every reasonable effort to cause the Registration Statement to become effective as promptly as practicable. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the Company will promptly prepare and file with the Commission pursuant to Rule 424 of the 1933 Act Regulations Prospectuses that comply in all material respects with the 1933 Act and the 1933 Act Regulations and that set forth the information specified in Section 2(a)(ii) hereof and all other information omitted from the prospectuses included in the Registration Statement as permitted by Rule 430A.

              (b)  The Company will notify the U.S.
    Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the mailing or delivery to the Commission for filing of any revised prospectus which the Company proposes for use by the U.S. Underwriters or the Managers in connection with the offering of the Securities which differs from the prospectuses on file at the Commission at the time the Registration Statement becomes effective,
    (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectuses,
    (iv) of any request by the staff of the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the registration or qualification of the Securities for offering or sale under the securities laws of any state or jurisdiction or the initiation or threat of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending such registration or qualification and, if any such order is issued, to obtain the lifting thereof as promptly as practicable.

              (c) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including any revised prospectus which the Company proposes for use by the U.S. Underwriters or the Managers in connection with the offering of the Securities which differs from the prospectuses on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the U.S. Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the U.S. Representatives shall reasonably object unless the Company shall have (i) otherwise fully complied with its obligations contained in this subsection (c) and (ii) received a written opinion of counsel to the effect that such amendment or supplement is legally required under the 1933 Act and the 1933 Act Regulations.

              (d) The Company has delivered or will deliver to the U.S. Representatives five signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and has delivered or will deliver to the U.S. Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the U.S. Representatives may reasonably request for delivery to each of the U.S. Underwriters.

              (e)  The Company will furnish to each U.S.
    Underwriter, from time to time during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

              (f) If at any time when a prospectus relating to the Securities is required to be delivered, any event shall occur as a result of which it is necessary, in the reasonable judgment of the U.S. Representatives based on the advice of their counsel, to amend or supplement the U.S. Prospectus in order to ensure that the U.S. Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, the Company will forthwith amend or supplement the U.S. Prospectus (and will provide drafts thereof to the U.S. Underwriters and provide them a reasonable opportunity to review such drafts and provide comments with respect thereto) so that, as so amended or supplemented, the U.S. Prospectus will not contain such an untrue statement or omission, and the Company will furnish to the U.S. Underwriters a reasonable number of copies of any such amendment or supplement to the U.S. Prospectus.

              (g) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate; provided, however, that the Company shall not be obligated (i) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) to take any action that would subject it to income or franchise taxation in any jurisdiction in which would not otherwise be subject to such taxation, (iii) to execute a consent to service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Securities). In each jurisdiction in which the Securities have been qualified as above provided, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as it may be required to complete the distribution of such Securities.

              (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited, but in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

              (i) The Company will use the net proceeds, if any, received by it from the sale of the Option Securities in the manner specified in the Prospectus under "Use of Proceeds."

              (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

              (k) The Company will use every reasonable effort to cause the Securities to be listed on the New York Stock
    Exchange.

              SECTION 4.  Certain Covenants of the Company and
    the Selling Stockholder.  The Company and the Selling
    Stockholder covenant with each of the U.S. Underwriters as follows:

              (a) The Company and Selling Stockholder will be jointly and severally responsible for and will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto,
    (ii) the printing of this Agreement and the U.S. Pricing Agreement, (iii) the preparation, sale or issuance and delivery of the certificates evidencing the U.S. Securities to the U.S. Underwriters, (iv) the reasonable fees and disbursements of the Company's counsel and accountants, (v) the expenses in connection with the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the U.S. Underwriters as provided in this Agreement of copies of the Registration Statement as originally filed and of each amendment thereto, of each of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, (vii) the printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses incurred in connection with any filings required to be made by the U.S. Underwriters with the National Association of Securities Dealers, Inc. in connection with the offering and sale of the Securities and
    (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

          (b) If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 hereof or Section 9(a)(i) hereof, the Company and the Selling Stockholder will be jointly and severally responsible for and will reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

              (c) During the period of 180 days from the date of the U.S. Pricing Agreement, the Company and the Selling Stockholder will not, without the prior written consent of the U.S. Representatives (which consent will not be unreasonably withheld), directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock, except for (i) the issuance and sale by the Company to the Selling Stockholder of 14,999,900 shares of Common Stock and associated Rights in accordance with the Stock Exchange Agreement, (ii) the sale by the Selling Stockholder of the Initial Securities to the Underwriters in accordance with this Agreement and the International Underwriting Agreement, (iii) the sale by the Selling Stockholder of 236,000 shares of Common Stock, together with the Rights associated with such shares, to certain members of the Company's management and their affiliates as contemplated by the Management Prospectus, (iv) the issuance by the Company of the Option Securities to the Underwriters in accordance with this Agreement and the International Underwriting Agreement and (v) the grant by the Company of options to purchase shares of Common Stock or the issuance by the Company of shares of Common Stock pursuant to the O'Sullivan Incentive Stock Plan and other benefit plans as disclosed in the Prospectuses.

              (d) Prior to the time at which the distribution of the Securities is completed, neither the Company nor the Selling Stockholder shall, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) bid for, purchase or pay anyone any compensation for soliciting purchases of, the Securities.

          SECTION 5. Conditions to Obligations of the U.S. Underwriters. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained at the date hereof and at Closing Time, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder required to be performed prior to or at Closing Time, and to the following further conditions:

              (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof or at such later time and date as may be approved by the U.S. Representatives; and at Closing Time and any Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, Prospectuses that set forth the initial public offering price per share of the Securities, the purchase price per share to be paid by the U.S. Underwriters, and any other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence reasonably satisfactory to the U.S. Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

              (b) At Closing Time the U.S. Representatives shall have received:

              (1) The favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company and the Selling Stockholder, in form and substance reasonably satisfactory to the U.S. Representatives, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                   (ii)  The Company has corporate power and
              authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus.

                   (iii)  To the knowledge of such counsel, the
              Company is duly licensed or qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction set forth on Annex A to the opinion of such Counsel.

                   (iv)  Each of the Subsidiaries of the Company
              is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                   (v)  The authorized, issued and outstanding
              capital stock of the Company is as set forth in the Prospectuses under the column entitled "As
              Adjusted" under the caption "Capitalization."

                   (vi)  The 15,000,000 shares of Common Stock
              heretofore issued by the Company to the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable; the 1,800,000 shares of Common Stock subject to the option granted pursuant to Section 2(b) hereof have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the International Purchase Agreement and, when issued and delivered by the Company in accordance with this Agreement and the International Purchase Agreement against payment of the consideration set forth herein and therein, will be validly issued, fully paid and nonassessable.

                   (vii)  The issuance of the Securities is not
              subject to any preemptive or other similar rights to subscribe for or purchase the same arising under the DGCL, the Certificate of Incorporation or By-laws of the Company or any of the agreements, contracts or instruments filed as Exhibits 10.1 through 10.14 to the Registration Statement.

                   (viii)  Assuming that the Underwriters have
              taken physical possession of the Initial Securities to be sold by the Selling Stockholder at the Closing Time in good faith without notice of any adverse claim as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York, upon delivery of such Securities in registered form issued to the Underwriters and payment for such Securities as contemplated in this Agreement and the International Purchase Agreement, the Underwriters will acquire such Securities free and clear of all security interests, liens, encumbrances, equities or other adverse claims.

                   (ix)  The Common Stock conforms as to legal
              matters in all material respects to the statements concerning the Common Stock of the Company contained in the Prospectuses under the caption "Description of Capital Stock Common Stock." The statements contained in the Prospectuses under the caption "Description of Capital Stock," insofar as they purport to summarize certain provisions of the Company's Certificate of Incorporation and By-laws, fairly summarize in all material respects such provisions.

                   (x) The Rights conform as to legal matters in all material respects to the statements concerning the Rights contained in the Prospectuses under the caption "Description of Capital Stock Stockholder Rights Plan."

                   (xi) The Company has all necessary corporate power and authority to execute and deliver this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and to perform its obligations hereunder and thereunder; this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement have each been duly authorized, executed and delivered by the Company, and each constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except to the extent that enforceability hereof or thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity, and except that the rights to indemnification and contribution granted hereunder and thereunder may be limited by applicable federal and state securities laws or the public policy underlying such laws).

                   (xii)  The Selling Stockholder has all
              necessary corporate power and authority to execute and deliver this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and to perform its obligations hereunder and thereunder; this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement have each been duly authorized, executed and delivered by the Selling Stockholder, and each constitutes a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms (except to the extent that enforceability hereof or thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, whether such principles are considered in a proceeding at law or in equity), and except that the rights to indemnification and contribution granted hereunder and thereunder may be limited by applicable federal and state securities laws or the public policy underlying such laws).

                   (xiii) The execution, delivery and performance by the Company of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation by the Company of the transactions herein and therein contemplated (i) will not violate (A) any law or present regulation of any governmental agency or authority of the United States of America or the State of New York or the Delaware General Corporation Law (the "DGCL") or
              (B) any agreement binding upon the Company or any of its Subsidiaries or their respective properties or any court decree or order binding upon the Company or any of its Subsidiaries (such opinion being limited to the decrees or orders that are set forth on Annex B to the opinion of such counsel and the agreements, contracts and instruments filed as Exhibits 10.1 through 10.14 to the Registration Statement (collectively, the "Covered Decrees, Orders, and Agreements")), (ii) will not result in a breach or violation of the terms or provisions of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, and (iii) will not result in or require the creation or imposition of any security interest or lien upon any of their properties pursuant to the provisions of any agreement binding upon the Company or any of its Subsidiaries or their respective properties (such opinion being limited to the Covered Decrees, Orders and Agreements) (except for purposes of clause (i) and (iii), where such a violation or breach or resulting security interest or lien would not affect in any material respect the transactions contemplated by this Agreement or the International Purchase Agreement or have a material adverse effect on the condition (financial or otherwise), business, properties or results of operation of the Company, Old O'Sullivan and their respective subsidiaries, taken as a whole).

                   (xiv) The execution, delivery and performance by the Selling Stockholder of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation by the Selling Stockholder of the transactions herein and therein contemplated
              (i) will not violate (A) any law or present regulation of any governmental agency or authority of the United States of America or the State of New York or the DGCL or (B) any agreement binding upon the Selling Stockholder or its properties or any court decree or order binding upon the Selling Stockholder (such opinion being limited to (1) the Covered Decrees, Orders, and Agreements and (2) the agreements, contracts and instruments to which the Selling Stockholder or its subsidiaries are parties or by which they are bound set forth on Annex C to the opinion of such counsel), (ii) will not result in a breach or violation of the terms or provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, and (iii) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon the Selling Stockholder or its properties (such opinion being limited to (1) the Covered Decrees, Orders and Agreements and (2) the agreements, contracts and instruments to which the Selling Stockholder or its subsidiaries are parties or by which they are bound set forth on Annex C hereto) (except for purposes of clause (i) and (iii), where such a violation or breach or resulting security interest or lien would not affect in any material respect the transactions contemplated by this Agreement or the International Purchase Agreement or have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Selling Stockholder and its subsidiaries, taken as a whole).

                   (xv)  No authorization, approval or consent
              of, or registration or filing with, any court or governmental authority or agency of the United States or the State of New York or under the DGCL is required for the execution, delivery or performance by the Company of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement or the International Pricing Agreement or the consummation by the Company of the transactions contemplated herein and therein, except such as have been obtained or made under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                   (xvi)  No authorization, approval or consent
              of, or registration or filing with, any court or governmental authority or agency of the United States or the State of New York or under the DGCL is required for the execution, delivery or performance by the Selling Stockholder of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement or the International Pricing Agreement or the consummation by the Selling Stockholder of the transactions contemplated herein and therein, except such as have been obtained or made under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                   (xvii)  The Registration Statement became
              effective under the 1933 Act on January 26, 1994 and any required filing of the Prospectuses pursuant to Rule 424(b) of the 1933 Act Regulations has been made within the time period required by such Rule. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

                   (xviii)  The Registration Statement and the
              Prospectuses and any amendments or supplements thereto (except for (i) the financial statements, notes or schedules thereto and (ii) other financial information and statistical information included in the Registration Statement or Prospectuses, as to both of which such counsel need express no opinion) appear on their face to be appropriately responsive as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

                   (xix) To the knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto as required.

                   (xx)  The information set forth in the
              Prospectuses under the caption "Certain United States Tax Consequences to Non-United States Holders," to the extent that such information constitutes summaries of legal matters or documents, or legal conclusions, is true and correct in all material respects.

                   (xxi) Each of the Company and Old O'Sullivan has all necessary corporate power and authority to execute and deliver each of the Reorganization Agreements to which it is a party and to perform its obligations thereunder. Each of the Reorganization Agreements to which the Company or Old O'Sullivan is a party has been duly authorized, executed and delivered by each of them (to the extent each of them is a party thereto) and constitutes a valid and binding obligation of each of them (to the extent each of them is a party thereto), enforceable in accordance with its terms (except to the extent that enforceability thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity).

                   (xxii)  The Selling Stockholder has all
              necessary corporate power and authority to execute and deliver each of the Reorganization Agreements to which it is a party and to perform its obligations thereunder. Each of the Reorganization Agreements to which the Selling Stockholder is a party has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms (except to the extent that enforceability thereof is subject to (i) appliable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity).

                   (xxiii)  The execution, delivery and
              performance by the Company and Old O'Sullivan of the Reorganization Agreements to which each of them is a party and the consummation by the Company and Old O'Sullivan of the transactions contemplated therein (i) will not violate (A) any law or present regulation of any governmental agency or authority of the United States of America or the State of New York or the DGCL or (B) any agreement binding upon the Company or Old O'Sullivan or their respective subsidiaries or properties or any court decree or order binding upon the Company or Old O'Sullivan or their respective subsidiaries (such opinion being limited (x) to the Covered Decrees, Orders and Agreements and (y) in that such counsel need not express an opinion with respect to any violation arising under or based upon any cross-default provision insofar as such violation relates to a default under an agreement not filed as an exhibit to the Registration Statement or such violation arises under or is based upon any covenant of a financial or numerical nature or requires mathematic computation), (ii) will not result in a breach or violation of the terms or provisions of the Certificate of Incorporation or By-laws of the Company or Old O'Sullivan or their respective subsidiaries, and (iii) will not result in or require the creation or imposition of any security interest or lien upon any of their properties pursuant to the provisions of any agreement binding upon the Company or Old O'Sullivan or their respective subsidiaries or properties (such opinion being limited to the Covered Decrees, Orders and Agreements) (except for purposes of clauses (i) and
              (iii), where such a violation or breach or resulting security interest or lien would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company, Old O'Sullivan and their respective subsidiaries, taken as a whole).

                   (xxiv)  The execution, delivery and
              performance by the Selling Stockholder of the Reorganization Agreements to which it is a party and the consummation by the Selling Stockholder of the transactions contemplated therein (i) will not violate (A) any law or present regulation of any governmental agency or authority of the United States of America or the State of New York or the DGCL or (B) any agreement binding upon the Selling Stockholder or its properties or any court decree or order binding upon the Selling Stockholder (such opinion being limited (x) to (1) the Covered Decrees, Orders and Agreements and (2) the agreements, contracts and instruments to which the Selling Stockholder or its subsidiaries are parties or by which they are bound set forth on Annex C to the opinion of such counsel) and (y) in that such counsel need not express an opinion with respect to any violation arising under or based upon any cross-default provision insofar as such violation relates to a default under an agreement not filed as an exhibit to the Registration Statement or such violation arises under or is based upon any covenant of a financial or numerical nature or requires arithmetic computation), (ii) will not result in a breach or violation of the terms or provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, and (iii) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon the Selling Stockholder or its properties (such opinion being limited to (1) the Covered Decrees, Orders and Agreements and (2) the agreements, contracts and instruments to which the Selling Stockholder or its subsidiaries are parties or by which they are bound set forth on Annex C to the opinion of such counsel) (except, for purposes of clauses (i) and (iii), where such a violation or breach or resulting security interest or lien would not affect in any material respect the transactions contemplated by this Agreement or the International Purchase Agreement or have a material adverse effect on the condition (financial or otherwise), business, properties or results of operation of the Selling Stockholder and its subsidiaries, taken as a whole).

              In addition, such opinion will contain the following statements: In the course of the preparation by the Company and its counsel of the Registration Statement and Prospectuses, such counsel attended conferences with certain of the officers of the Company and the Selling Stockholder and representatives of the independent public accountants for the Company, the Underwriters and counsel to the Underwriters, at which the Registration Statement and the Prospectuses were discussed. In addition, between the date of the effectiveness of the Registration Statement and the time of delivery of this opinion, such counsel attended additional conferences with certain of the officers of the Company and the Selling Stockholder and representatives of the independent public accountants for the Company, at which the contents of the Registration Statement and Prospectuses were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (other than as set forth in paragraphs (ix), (x) and (xx) above). Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company and the Selling Stockholder, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement, at the time of the Registration Statement was declared effective by the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading. Also, subject to the foregoing, no facts have come to such counsel's attention that cause such counsel to believe that the Prospectuses, as of the date thereof, at Closing Time or at any Date of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that such counsel need not express a view or belief with respect to financial statements, notes or schedules thereto or other financial and statistical information included in the Registration Statement or Prospectuses.

              In rendering the foregoing opinion, such counsel shall be entitled to state that such counsel expresses no opinion regarding the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the DGCL. In addition, such counsel shall be entitled to state that such counsel expresses no opinion regarding the securities or "blue sky" laws of any state or other non-federal jurisdiction in which the Securities are offered or sold.

              (2)  The favorable opinion, dated as of Closing
         Time, of Rowland H. Geddie, III, Vice President, General
         Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the U.S.
         Representatives, to the effect that:

                   (i)  Each of the Subsidiaries of the Company
              has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                   (ii)  Each of the Subsidiaries of the Company
              has all the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses.

                   (iii) Each of the Subsidiaries of the Company is duly licensed or qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction set forth on Annex A to the opinion of such counsel.

                   (iv)  All of the issued and outstanding
              capital stock of each of the Subsidiaries of the Company has been validly issued and is fully paid and nonassessable and is, to the knowledge of such counsel, owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                   (v)  To the knowledge of such counsel, there
              is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company or any of its Subsidiaries, which (A) is required to be disclosed in the Registration Statement and the Prospectuses (other than as disclosed therein) or (B) might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (vi)  To the knowledge of such counsel, the
              Company is not in violation of its Certificate or By-laws, and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any Covered Decrees, Orders, and Agreements, except for defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                   (vii) The execution, delivery and performance by the Company of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation by the Company of the transactions herein and therein contemplated (i) will not violate (A) any law or present regulation of any governmental agency or authority of the State of Texas or Missouri or (B) any agreement or court decree or order known to such counsel and binding upon the Company or any of its Subsidiaries or their respective properties (such opinion being limited to the Covered Decrees, Orders, and Agreements), and (ii) will not result in or require the creation or imposition of any security interest or lien upon any of their properties pursuant to the provisions of any agreement known to such counsel and binding upon the Company or any of its Subsidiaries or their respective properties.

                   (viii)  The execution, delivery and
              performance by the Company and Old O'Sullivan of the Reorganization Agreements to which each of them is a party and the consummation by the Company and Old O'Sullivan of the transactions contemplated therein (i) will not violate (A) any law or present regulation of any governmental agency or authority of the State of Texas or Missouri or (B) any agreement or court decree or order known to such counsel and binding upon the Company or Old O'Sullivan or their respective subsidiaries or properties and (ii) will not result in or require the creation or imposition of any security interest or lien upon any of their properties pursuant to the provisions of any agreement known to such counsel and binding upon the Company or Old O'Sullivan or their respective subsidiaries or properties (such opinion being limited to the Covered Decrees, Orders, and Agreements) (except in each case where such a violation or breach or resulting security interest or lien would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company, Old O'Sullivan and their respective subsidiaries, taken as a whole).

         In rendering the foregoing opinion, such counsel shall be entitled to state that he expresses no opinion regarding the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Texas and (subject to the qualification set forth in the immediately following sentence) the laws of the State of Missouri. Insofar as the foregoing opinion relates to matters governed by the laws of the State of Missouri, such counsel shall be entitled to state that he has assumed, without investigation, that the laws of the State of Missouri are in all respects identical to the laws of the State of Texas.

         (3) The favorable opinion, dated as of Closing Time, of Frederick W. Padden, General Counsel of the Selling
    Stockholder, in form and substance reasonably satisfactory to the U.S. Representatives, to the effect that:

              (i) The Selling Stockholder is the sole record owner and, to the knowledge of such counsel, beneficial owner of the Initial Securities; to the knowledge of such counsel, the Selling Stockholder has valid and marketable title to the Initial Securities, free and clear of any claim, lien, security interest, encumbrance, restriction on transfer or other defect in title.

              (ii) To the knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto as required.

              (iii)  The information set forth in the
         Prospectuses under the captions "Management Company Compensation and Benefits" and "Certain Transactions," to the extent that such information constitutes summaries of legal matters, documents or proceedings, fairly summarizes in all material respects such legal matters, documents or proceedings.

              (iv) The execution, delivery and performance by the Selling Stockholder of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and the consummation by the Selling Stockholder of the transactions herein and therein contemplated (i) will not violate (A) any law or present regulation of any governmental agency or authority of the State of Texas or (B) any agreement or court decree or order known to such counsel and binding upon the Selling Stockholder or its properties and (ii) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement known to such counsel and binding upon the Selling Stockholder or its properties.

              (v) The execution, delivery and performance by the Selling Stockholder of the Reorganization Agreements to which it is a party and the consummation by the Selling Stockholder of the transactions contemplated therein (i) will not violate (A) any law or present regulation of any governmental agency or authority of the State of Texas or (B) any agreement or court decree or order known to such counsel and binding upon the Selling Stockholder or its properties and (ii) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement known to such counsel and binding upon the Selling Stockholder or its properties (except in each case where such a violation or breach or resulting security interest or lien would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operation of the Selling Stockholder and its subsidiaries, taken as a whole).

         In rendering the foregoing opinion, such counsel shall be entitled to state that he expresses no opinion regarding the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Texas.

         (4) The favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the Underwriters, with respect to the matters set forth in clauses (i), (vi), (vii) (solely as to preemptive rights arising by operation of law or under the Certificate of Incorporation and By-laws of the Company), (ix) (solely as to the matters addressed in the first sentence thereof), (xi) (solely as to the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement), (xii) (solely as to the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement), (xvii) and (xviii) of subsection (b)(1) of this Section.

         Such opinion of Baker & Botts, L.L.P. shall further state that nothing has come to the attention of such counsel that causes them to believe that the Registration Statement (other than the financial statements and schedules contained therein, including the notes thereto and the auditors' reports thereon, and the other financial and statistical data contained therein, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and schedules contained therein, including the notes thereto and the auditors' reports thereon, and the other financial and statistical data contained therein, as to which such counsel need not comment), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Offered Securities which differs from the prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any materialadverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of each such officer, no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectuses" shall mean the Prospectuses in the form first used to confirm sales of the Securities.

         (d) At Closing Time the U.S. Representatives shall have received a certificate from the President or a Vice President of the Selling Stockholder and of the chief financial officer or chief accounting officer of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Sections 1(a) and 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

         (e) At the time of the execution of this Agreement, the U.S. Representatives shall have received from Price
    Waterhouse a letter dated such date, in form and substance satisfactory to the U.S. Representatives, to the effect that:

              (i) they are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

              (ii) it is their opinion that the audited combined financial statements of the Company and its Subsidiaries included in the Registration Statement and covered by their reports therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-1;

              (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of (A) reading the minutes of meetings of the stockholders, the Board of Directors, and of the Company and its Subsidiaries since the date of the latest audited balance sheet as set forth in the minute books through a specified date not more than five business days prior to the date of this Agreement, (B) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS
         No. 71, Interim Financial Information, on the unaudited condensed interim financial statements of the Company included in the Registration Statement and reading the unaudited interim financial statements of the Company for the period from December 31, 1993 to the date of latest available interim financial statements, and (C) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific financial statement items referred to below, nothing has come to their attention that causes them to believe that (1) the unaudited condensed combined financial statements of the Company and its Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or that any material modifications should be made to the unaudited condensed combined interim financial statements, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles, or (2) at a specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock or any increase in the combined long-term debt of the Company and its Subsidiaries as compared with the amounts shown in the December 31, 1993 combined balance sheet included in the Registration Statement or, during the period from January 1, 1994 to a specified date not more than five business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in the combined net sales, the total or per share amounts of income before cumulative effect of change in accounting principle, or the net income of the Company and its Subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, or except as specifically stated in such letter;

              (iv)  although they are unable to and do not
         express an opinion on the Pro Forma Combined Statements of Operations and Pro Forma Combined Balance Sheet (collectively, the "Pro Forma Financial Statements") included in the Registration Statement, they have (A) read the Pro Forma Financial Statements, (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments to the historical amounts in the Pro Forma Financial Statements and whether the Pro Forma Financial Statements comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Financial Statements do not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

              (v)  they have read, with respect to certain
         amounts, percentages and financial information which are included in the Registration Statement and Prospectuses and which have been specified by the U.S. Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its Subsidiaries identified in such letter.

         (f) At Closing Time the U.S. Representatives shall have received from Price Waterhouse a letter, dated as of Closing Time, to the effect that they confirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to in such letter shall be a date not more than five days prior to Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (e) of this Section with respect to certain amounts, percentages and financial information specified by the U.S. Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its Subsidiaries identified in such letter.

         (g) At Closing Time the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) At the time of the execution of this Agreement, the Company shall have furnished to the U.S. Representatives "lock-up" letters (or other agreements or instruments acceptable to the U.S. Representatives), in form and substance reasonably satisfactory to the U.S. Representatives, signed by each of the persons designated in the Prospectuses as an executive officer or director of the Company, pursuant to which each such person shall agree not to sell, offer to sell, grant an option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable into or exercisable for Common Stock for a period of 180 days from the U.S. Representation Date without the prior written consent of the U.S. Representatives (which consent shall not be unreasonably withheld), except for a bona fide transaction entered into in good faith by such person with a member of such person's family or by the executor of such person's estate, provided that the recipient of such shares (unless such recipient is the executor or administrator of the estate of a deceased transferor) agrees in writing to be bound by the terms of the transferor's lock-up letter.

         (i) At Closing Time and at each Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such certificates, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale or issuance of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

         (j) At Closing Time and at each Date of Delivery, if any, all actions, proceedings, instruments, opinions and documents required in connection with the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement at or prior to Closing Time or such Date of Delivery, as the case may be, shall be reasonably satisfactory to the U.S. Representatives.

         (k) In the event the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any part of the U.S. Option Securities and the Date of Delivery specified by the U.S. Underwriters for any such purchase is a date other than the Closing Time, the obligation of the U.S. Underwriters to purchase all or any such portion of the U.S. Option Securities shall be subject, in addition to the foregoing conditions, to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained at each Date of Delivery, to the performance by the Company and the Selling Stockholder of its obligations hereunder required to be performed prior to or at each Date of Delivery, and to the receipt by the U.S. Underwriters of the following:

              (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true as of such Date of Delivery.

              (2) A certificate, dated such Date of Delivery, of the President or a Vice President of the Selling Stockholder and of the chief financial or chief accounting officer of the Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true as of such Date of Delivery.

              (3) The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, in form and substance reasonably satisfactory to the U.S. Representatives, dated such Date of Delivery, relatingto the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

              (4) The favorable opinion of Frederick W. Padden, General Counsel of the Selling Stockholder, in form and substance reasonably satisfactory to the U.S. Representatives, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

              (5) The favorable opinion of Rowland H. Geddie, III, Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the U.S. Representatives, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(b)(3) hereof.

              (6)  The favorable opinion of Baker & Botts,
         L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(b)(4) hereof.

              (7) A letter, dated as of such Date of Delivery, from Price Waterhouse, in form and substance reasonably satisfactory to the U.S. Representatives, substantially the same in scope and substance as the letter furnished pursuant to Section 5(f) hereof, except that the "specified date" in such letter shall be a date not more than five days prior to such Date of Delivery.

              If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time or (insofar as the provisions hereof relate to the Option Securities) any Date of Delivery and such termination shall be without liability of any party to any other party. Notwithstanding the foregoing, the provisions of Sections 4(a), 4(b), 6 and 7 hereof shall remain in effect following any such termination.

              SECTION 6.  Indemnification.

              (a)  The Company and the Selling Stockholder
    jointly and severally agree to indemnify and hold harmless each U.S. Underwriter, each officer and director of any U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1993 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to theextent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Selling Stockholder; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by the U.S. Representatives), reasonablyincurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, any officer or director of such U.S. Underwriter or any person controlling such Underwriter, if a copy of the U.S. Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the U.S. Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

               (b) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and each of its officers who signed the Registration Statement, the Selling Stockholder and each of its officers and directors and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectuses (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

              SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholder and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Selling Stockholder and one or more of the U.S. Underwriters, as incurred, in such proportions that the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectuses bears to the initial public offering price appearing thereon and the Company and the Selling Stockholder will be jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company, and each person who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Selling Stockholder.

              SECTION 8.  Representations, Warranties and
    Agreements to Survive Delivery. All representations, warranties, agreements and indemnities contained in this Agreement and the U.S. Pricing Agreement, or contained in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of and payment for the U.S. Securities to or by the U.S. Underwriters.

              SECTION 9.  Termination of Agreement.

              (a) The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the U.S. Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York authorities. As used in this Section 9(a), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

              (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party. Notwithstanding the foregoing, the provisions of Sections 4(a), 4(b), 6 and 7 shall remain in effect.

              (c) This Agreement may also terminate pursuant to the provisions of Section 2(a)(ii) hereof, with the effect stated in such Section.

              SECTION 10.  Default by one or more U.S.
    Underwriters. If any one or more of the U.S. Underwriters shall fail at Closing Time to purchase and pay for any of the Initial U.S. Securities pursuant to this Agreement and the U.S. Pricing Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations hereunder and thereunder, the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters or any other underwriters to purchase all, but not less than all, of the Initial U.S. Securities not so purchased in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Underwriters shall not have completed such arrangements within said 24-hour period, then:

              (a) if the number of Initial U.S. Securities not so purchased does not exceed 10% of the Initial U.S. Securities, the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non- defaulting U.S. Underwriters, or

              (b) if the number of Initial U.S. Securities not so purchased equals or exceeds 10% of the Initial U.S.
    Securities, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

              No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from any liability it may have hereunder in respect of its default.

              In the event of any such default which does not result in a termination of this Agreement, the U.S. Representatives shall have the right to postpone Closing Time for such period, not exceeding seven days, as they shall determine, after consultation with the Company, in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected.

              SECTION 11.  Information Furnished by U.S.
    Underwriters. The U.S. Underwriters acknowledge that the statements contained in (i) the last paragraph of text on the outside front cover page of the U.S. Prospectus, (ii) the legend regarding stabilization activities on the inside front cover page of the U.S. Prospectus and (iii) the fourth, sixth, seventh, eighth, tenth and thirteenth paragraphs under the caption "Underwriting" in the U.S. Prospectus were included in the Registration Statement, the preliminary U.S prospectus and the U.S. Prospectus in reliance upon and in conformity with written information furnished to the Company by the U.S. Underwriters through Merrill Lynch expressly for use therein, and the Company and the Selling Stockholder acknowledge and agree that such statements constitute the only information so furnished to the Company by the U.S. Underwriters.

              SECTION 12.  Notices.  All notices and other
    communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives in care of Merrill Lynch at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, to the attention of the Syndicate Department; notices to the Company shall be directed to it at 1900 Gulf Street, Lamar, Missouri 64759, to the attention of the General Counsel; and notices to the Selling Stockholder shall be directed to it at TE Electronics Technology Center, 200 Taylor Street, Suite 700, Fort Worth, Texas 76102, to the attention of the General Counsel.

              SECTION 13. Parties. This Agreement and the U.S. Pricing Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement or the U.S. Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the U.S. Pricing Agreement or any provision herein or therein contained. This Agreement and the U.S. Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

              SECTION 14. Certain Actions; Authority of U.S. Representatives. Any action required or permitted to be taken by the U.S. Underwriters under or in connection with this Agreement may be taken by them jointly or by Merrill Lynch. The U.S. Representatives represent that they have been authorized by the other U.S. Underwriters to execute this Agreement and the U.S. Pricing Agreement on behalf of the other U.S. Underwriters.

              SECTION 15.  Governing Law and Time.  This
    Agreement and the U.S. Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Except where otherwise provided, specified times of day refer to New York City time.

              SECTION 16.  Counterparts.  This Agreement may be
    executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Company, the Selling Stockholder and each of the U.S. Underwriters.

                               Very truly yours,

                               O'SULLIVAN INDUSTRIES
                                  HOLDINGS, INC.



                               By:_______________________________
                               Name:_____________________________
                               Title:____________________________

                               TE ELECTRONICS INC.



                               By:_______________________________
                               Name:_____________________________
                               Title:____________________________

    CONFIRMED AND ACCEPTED,
    as of the date first above written:

    MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
    WHEAT FIRST BUTCHER & SINGER
    Wheat, First Securities, Inc.
    THE CHICAGO DEARBORN COMPANY
    RAUSCHER PIERCE REFSNES, INC.

    By: Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated



    By:/s/ M. David White
        M. David White
        Vice President

    For themselves and as U.S. Representatives of the several other U.S. Underwriters named in Schedule A hereto.

                                                       SCHEDULE A

                                           Number of Initial U.S.
    Name of U.S. Underwriter                      Securities

    Merrill Lynch, Pierce, Fenner & Smith
         Incorporated  . . . . . . . . . . . . .   2,353,500
    Wheat, First Securities, Inc . . . . . . . .   1,513,500
    The Chicago Dearborn Company . . . . . . . .   1,513,500
    Rauscher Pierce Refsnes, Inc . . . . . . . .     763,500
    UBS Securities Inc . . . . . . . . . . . . .     190,000
    A.G. Edwards & Sons, Inc.  . . . . . . . . .     190,000
    Morgan Stanley & Co. Incorporated  . . . . .     190,000
    CS First Boston Corporation  . . . . . . . .     190,000
    Bear, Stearns & Co. Inc.   . . . . . . . . .     190,000
    Alex. Brown & Sons Incorporated  . . . . . .     190,000
    Commerzbank Capital Markets Corporation  . .     190,000
    Credit Lyonnais Securities (USA) Inc.  . . .     190,000
    Dean Witter Reynolds Inc.  . . . . . . . . .     190,000
    Dillon, Read & Co. Inc.  . . . . . . . . . .     190,000
    Donaldson, Lufkin & Jenrette Securities
         Corporation . . . . . . . . . . . . . .     190,000
    Kidder, Peabody & Co. Incorporated . . . . .     190,000
    PaineWebber Incorporated . . . . . . . . . .     190,000
    Prudential Securities Incorporated . . . . .     190,000
    Salomon Brothers Inc.  . . . . . . . . . . .     190,000
    Smith Barney Shearson Inc.   . . . . . . . .     190,000
    Wertheim Schroder & Co. Incorporated . . . .     190,000
    Janney Montgomery Scott Inc.   . . . . . . .     190,000
    The Principal/Eppler, Guerin & Turner, Inc.      190,000
    Robert W. Baird & Co. Incorporated . . . . .     110,000
    William Blair & Company  . . . . . . . . . .     110,000
    J.C. Bradford & Co.  . . . . . . . . . . . .     110,000
    Dain Bosworth Incorporated . . . . . . . . .     110,000
    First of Michigan Corporation  . . . . . . .     110,000
    Interstate/Johnson Lane Corporation  . . . .     110,000
    Edward D. Jones & Co.  . . . . . . . . . . .     110,000
    Kemper Securities, Inc.  . . . . . . . . . .     110,000
    C.J. Lawrence/Deutsche Bank Securities
         Corporation . . . . . . . . . . . . . .     110,000
    Legg Mason Wood Walker, Incorporated . . . .     110,000
    McDonald & Company Securities, Inc.  . . . .     110,000
    Piper Jaffray Inc. . . . . . . . . . . . . .     110,000
    Ragen MacKenzie. . . . . . . . . . . . . . .     110,000
    Raymond James & Associates, Inc. . . . . . .     110,000
    The Robinson-Humphrey Company, Inc.  . . . .     110,000
    Scott & Stringfellow, Inc. . . . . . . . . .     110,000
    Tucker Anthony Incorporated  . . . . . . . .     110,000
    Gilford Securities Corporation . . . . . . .      30,000
    George K. Baum & Company . . . . . . . . . .      30,000
    Mesirow Financial, Inc.  . . . . . . . . . .      30,000
    Rothschild Inc.  . . . . . . . . . . . . . .      30,000
    Auerbach, Pollack & Richardson, Inc.   . . .      20,000
                                                   _________
         Total . . . . . . . . . . . . . . . . ..  11,764,000

                                                        EXHIBIT A

                            11,764,000 Shares
                  O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                        (a Delaware corporation)

                              Common Stock
                       (Par Value $1.00 Per Share)


                         U.S.  PRICING AGREEMENT


                                                 January __, 1994


    MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
    WHEAT FIRST BUTCHER & SINGER
    Wheat, First Securities, Inc.
    THE CHICAGO DEARBORN COMPANY
    RAUSCHER PIERCE REFSNES, INC.
        as U.S.  Representatives of the several
        U.S.  Underwriters named in the within
        mentioned U.S.  Purchase Agreement
    c/o MERRILL LYNCH & CO.
        Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
        World Financial Center
        North Tower
        250 Vesey Street
        New York, New York 10281

    Dear Sirs:

              Reference is made to the U.S. Purchase Agreement, dated January __, 1994 (the "U.S. Purchase Agreement"), with respect to (i) the sale by the Selling Stockholder and the purchase by the several U.S. Underwriters named in Schedule A thereto, acting severally and not jointly, of an aggregate of 11,764,000 shares (the "Initial U.S. Securities") of Common Stock, par value $1.00 per share ("Common Stock"), of O'Sullivan Industries Holdings, Inc. (the "Company"), together with the Preferred Stock Purchase Rights of the Company (the "Rights") associated with such shares, and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to an additional 1,800,000 shares of Common Stock, together with the Rights associated with such shares, to cover over-allotments. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the U.S. Purchase Agreement.

              Pursuant to Section 2(a) of the U.S. Purchase
    Agreement, the Company and the Selling Stockholder agree with each U.S. Underwriter as follows:

              (a) The initial public offering price per share of the U.S. Securities shall be $_______.

              (b) The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_______ per share.

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Company, the Selling Stockholder and each of the U.S. Underwriters.

                              Very truly yours,

                              O'SULLIVAN INDUSTRIES
                                  HOLDINGS, INC.


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                              TE ELECTRONICS, INC.



                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

    CONFIRMED AND ACCEPTED,
    as of the date first above written:

    MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
    WHEAT FIRST BUTCHER & SINGER
    Wheat, First Securities, Inc.
    THE CHICAGO DEARBORN COMPANY
    RAUSCHER PIERCE REFSNES, INC.

    By: Merrill Lynch, Pierce, Fenner & Smith
           Incorporated


    By:/s/ M. David White
       M. David White
       Vice President

    For themselves and as U.S. Representatives of the several other U.S. Underwriters named in Schedule A to the U.S. Underwriting Agreement.